Exhibit 99.2

1 st Quarter 2019 Investor Presentation April 23, 2019

Disclosures ucbi.com | 2 CAUTIONARY STATEMENT This investor presentation may contain forward - looking statements, as defined by federal securities laws, including statements about United and its financial outlook and business environment . These statements are based on current expectations and are provided to assist in the understanding of our operations and future financial performance . Our operations and such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements . For a discussion of some of the risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to United Community Banks, Inc . ’s filings with the Securities and Exchange Commission, including its 2018 Annual Report on Form 10 - K under the section entitled “Forward - Looking Statements . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations . Such measures include : “Net income – operating,” “Net income available to common shareholders – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” “Efficiency ratio – operating,” “Expenses – operating,” “Tangible common equity to risk - weighted assets,” and “Average tangible equity to average assets . ” Management has included these non - GAAP measures because we believe they may provide useful supplemental information for evaluating our underlying performance trends . Further, management uses these measures in managing and evaluating our business and intends to refer to them in discussions about our operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non - GAAP Reconciliation Tables’ included in the exhibits to this presentation .

Who We Are - Snapshot of United Community Banks, Inc. ucbi.com | 3 United Community Bank 142 Branch locations 7 Loan Production Offices 5 Mortgage Loan Offices Market data as of April 18, 2019 1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures » Established in 1950 and headquartered in Blairsville, GA with executive offices in Greenville, SC » 2,323 employees » One of the largest regional banks in the U.S. by assets with 142 branch locations, 7 loan production offices and 5 mortgage loan offices in four states: GA, NC, SC and TN » Top 10 market share in GA and SC » Metro - focused branch network with locations in fast growing areas Premier Southeast Regional Bank 1Q19 Overview Ticker UCBI (NASDAQ) Market Cap $2.1Bn P/EPS (2019E) 11.7x P/TBV 177% Assets $ 12.5Bn Loans $ 8.5Bn Deposits $ 10.5Bn CET1* 12.4% NPAs / Assets 0.20% ROA – GAAP 1.44% ROA – Operating (1) 1.45% ROCE – GAAP 11.85% ROTCE – Operating (1) 15.46% *1Q19 Capital Ratios are preliminary

Our Goals ucbi.com | 4 We have a long - term mindset , building a company where great people can be successful and confident; they can have a career, not a job. We are here to help customers live better lives by providing better service to them. We listen , we provide great advice and we are responsive. We care, and it shows. We earn our independence by consistently providing top quartile returns for our owners through the cycle. Great Place to Work for Great People People Best - in - Class Customer Service Rating across all channels Service Sustainable Top Quartile ROA Profitability

$17.02 $18.24 $18.93 $12.96 $14.24 $14.93 1Q18 4Q18 1Q19 Book Value Per Share (2) Book Value (GAAP) Tangible Book Value (non-GAAP) (1) 1Q19 Highlights ucbi.com | 5 $0.47 $0.56 $0.55 $0.50 $0.57 $0.56 1Q18 4Q18 1Q19 Earnings Per Share GAAP Operating (1) 1.26% 1.43% 1.44% 1.33% 1.45% 1.45% 1Q18 4Q18 1Q19 Return on Assets GAAP Operating (1) $0.12 $0.16 $0.16 1Q18 4Q18 1Q19 Dividends Per Share » GAAP diluted earnings per share of $ 0.55 » Operating diluted earnings per share of $ 0.56, up 12% vs. the year ago quarter » GAAP ROA of 1.44% in 1Q » Operating ROA of 1.45% » Quarterly dividend of $ 0.16 up 33% vs. last year » Growth in tangible book per share of 15% vs. last year » Annualized EOP loan growth of 7% for the quarter, excluding indirect auto runoff of $27 mm » Core deposit transaction growth of $135 mm 1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance 2) Excludes effect of acquisition - related intangibles and associated amortization

Net Interest Revenue / Margin ucbi.com | 6 (1) $103.3 $114.9 $115.6 1Q18 4Q18 1Q19 Net Interest Revenue Net Interest Margin 1) Net interest margin is calculated on a fully - taxable equivalent basis 3.80% 3.97% 4.10% » Net interest revenue of $ 115.6 mm increased $0.8 mm (0.7%) vs. 4Q18 and $12.3 mm (12.0%) vs. 1Q18 » Benefit of organic loan growth, Navitas acquisition and a mix change towards loans from securities (EOP loans are up $110 mm from 4Q18) » Net interest margin up 13 bps vs. 4Q18 impacted by » Higher loan yield of 20 bps due to higher customer yields across multiple products » Loan yield increase outpaced cost of funds increase by 9 bps » Intentional balance sheet deleveraging added 6 bps to NIM » Investment securities were reduced by $183 mm ($122 mm average) with offset in wholesale borrowings » Accretable yield contributed $3.2 mm or 11 bps to 1Q19 NIM vs. 9 bps in 4Q18 » Net interest margin up 30 bps vs. 1Q18 due to higher interest rates, stable core deposit base and the impact of acquisitions $ in millions

Deposit Growth ucbi.com | 7 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 Non-Interest Bearing Core Demand Deposit 3,027$ 3,068$ 3,118$ 3,048$ 3,159$ Interest Bearing Core Total CommercialNOW 1,225 1,204 1,200 1,193 1,203 MMDA 1,979 1,989 2,015 2,048 2,050 Savings 675 681 678 667 679 Total Interest Bearing Core 3,878 3,874 3,893 3,908 3,932 Total Core Trans Deposits 6,905 6,942 7,011 6,956 7,091 Time (Customer) 1,487 1,491 1,528 1,563 1,624 Public Funds (Customer) 1,190 1,089 1,139 1,331 1,260 Brokered 411 444 551 684 559 Total LoansTotal Deposits 9,993$ 9,966$ 10,229$ 10,534$ 10,534$ Deposits by Category in millions » Annualized end - of - period core transaction deposit growth of 8% » Total deposits were flat vs. 4Q18 and up $541 million YoY » $135 million of core transaction deposit growth was offset by a seasonal decrease in public funds and a decrease in brokered deposits related to the deleveraging strategy » Our performance continues to be enhanced by the stability and strength of our core deposit base

Deposits ucbi.com | 8 Low - Cost Deposit Base Sufficient Liquidity to Support Future Growth Cost of Total Deposits (bps) (1) Loans / Deposits (1) (2) (3) 0 10 20 30 40 50 60 70 80 54 bps 33 bps 26 bps 72 bps 81% 94% KRX Peer Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker : KRX ) 1) Source: S&P Global Market Intelligence 2) United results as of 1Q19; KRX results as of 4Q18 (Source: S&P Global Market Intelligence ) 3) United results based on EOP balances; KRX results based on EOP balances 1Q19 cost of deposits moved to 62 bps and the deposit beta remained flat at 38% 44 bps KRX Peer

Loans ucbi.com | 9 $3.0 $2.9 $2.9 $1.7 $1.8 $1.9 $0.7 $0.8 $0.9 $1.9 $2.0 $1.9 $0.5 $0.3 $0.3 $0.4 $0.6 $0.6 $8.2 $8.4 $8.5 1Q18 4Q18 1Q19 C&I (1) CRE Comml Construction Residential Other Consumer Equipment Finance 23.2% 8.5% 20.7% 36.6% 22.4% 34.1% 10.5% 22.4% 3.5% 21.4% 34.6% 9.5% 23.8% 3.6% 7.1% 7.1% 4.9% 6.1% » Annualized linked quarter loan growth was $110 mm, or 5%; excluding the impact of planned indirect auto runoff of $27 mm, linked quarter loan growth was $137 mm, or 7% annualized » Commercial Construction up $70 mm » Equipment Financing up $41 mm » Diversified portfolio, weighted towards C&I » Well within regulatory guidance on construction and CRE levels » The 100%/300% ratios stand at 78% and 203%, respectively 1) C&I includes commercial and industrial loans as well as owner - occupied CRE loans $ in billions

Fee Revenue ucbi.com | 10 $8.9 $9.2 $8.5 $5.4 $6.6 $6.1 $0.9 $1.6 $1.3 $5.4 $3.1 $3.8 $1.8 $2.5 $1.3 1Q18 4Q18 1Q19 Service Charges Other Brokerage Mortgage SBA $22.4 $ 23.0 $ 21.0 » Vs. Linked quarter, fees down $2.0 mm due to : » Strong mortgage volume offset by $1.3 mm negative MSR mark; record number of mortgage locks up 23% in 1Q19 vs. 4Q18 » SBA fees lower than last quarter due to expected seasonality and the strategic decision to hold more loan production on balance sheet » Vs. Last Year, fees down $1.4 mm to $21.0 mm » Mortgage originations of $181 mm, down 6% year over year; locks up 8% in 1Q19 to $317 mm » 1Q19 SBA production of $37.6 mm, up 15% vs. 1Q18 » 1Q19 SBA loan sales of $17.1 mm, down 23% from $22.2 mm in 1Q18 $ in millions

57.8% 56.7% 55.3% 55.8% 55.8% 54.8% Expense Discipline ucbi.com | 11 $73.5 $78.2 $76.1 $70.8 $77.0 $75.3 1Q18 4Q18 1Q19 $ in millions Efficiency Ratio (1) GAAP Operating (1) 1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures » Linked quarter, GAAP and operating expenses decreased 3% and 2%, respectively » Salary and benefits expenses higher due to benefits expense and higher payroll taxes » Operating efficiency ratio improved 105 bps to 54.8% » Remaining expense categories mostly lower as 2018 cost control efforts materialize » Market expansions and acquisitions drove year - over - year GAAP and operating expenses higher by 4% and 6%, respectively » Continued cost control efforts help drive 97 bps of operating efficiency ratio improvement

Credit Quality ucbi.com | 12 0.08% 0.09% 0.15% 1Q18 4Q18 1Q19 Net Charge - Offs as % of Average Loans 0.24% 0.20% 0.20% 1Q18 4Q18 1Q19 Non - Performing Assets as % of Total Assets $3.8 $2.1 $3.3 1Q18 4Q18 1Q19 Provision for Credit Losses $ in millions 0.75% 0.73% 0.73% 1Q18 4Q18 1Q19 Allowance for Loan Losses

Capital Ratios ucbi.com | 13 Holding Company 1Q18 4Q18 1Q19* Common Equity Tier I Capital 11.3% 12.2% 12.4% Tier I Risk - Based Capital 11.6 12.4 12.7 Total Risk - Based Capital 13.5 14.3 14.6 Leverage 9.1 9.6 9.9 Tangible Common Equity to Tangible Assets 8.7 9.3 9.8 » Profitability continues to provide significant capital ratio improvement each quarter » All regulatory capital ratios significantly above “well - capitalized” » Quarterly dividend of $0.16 per share (up 33% YoY ) » 1Q share repurchase activity equated to 305,000, or $7.8 mm at an average price $25.70 » All cash First Madison acquisition will lever 2Q ratios modestly *1Q19 Capital Ratios are preliminary

Key Strengths ucbi.com | 14 » Culture and business model that attracts both bankers and potential acquisition partners » Positioned well in many of the South's fastest - growing markets » Superior customer service helps drive great core deposit growth » Well - developed credit model to drive consistent performance through cycles » Liquid balance sheet and strong capital offer flexibility in a rising rate environment

Acquisition of First Madison Bank & Trust ucbi.com | 15 Transaction Overview » Announced February 5, 2019 » Expected closing in second quarter 2019 » 100% cash » $52 million transaction value » 172% P/TBV » Strategic fill - in with a well - established, high - performing community bank Company Snapshot » Assets: $258 million » Loans: $202 million » Deposits: $213 million » NIM: 4.34% » Offices: 4 Compelling Financial Returns » Well established community bank located in the attractive Athens - Clarke County MSA » Locally focused franchise that is a natural geographic extension of our existing footprint » High performing partner leading to desirable financial returns UCBI FMBT » Slightly accretive to projected 2019 EPS for its partial year contribution, excluding one - time merger charges » $.05 accretive to projected 2020 EPS » 2% dilutive to tangible book value per share » F inancial returns not dependent upon cost savings, which are < 20% of non - interest expenses Source: S&P Global Market Intelligence

Presentation Exhibits

Who We Are Full - Service Regional Bank with a Strong Culture Rooted in Sound Credit Underwriting & Growth ucbi.com | 17 Cultural Pillars Customer Service Is at Our Foundation High - Quality Balance Sheet » Underwriting conservatism and portfolio diversification » Top quartile credit quality performance » Prudent capital, liquidity and interest - rate risk management » Focused on improving return to shareholders with increasing ROTCE and dividend growth Profitability » Managing a steady margin with minimal accretion income » Fee revenue expansion through focused growth initiatives » Continued operating expense discipline while investing in growth opportunities » Executing on M&A cost savings » High - quality, low - cost core deposit base Growth » Addition of Commercial Banking Solutions platforms (middle - market banking, SBA lending, senior care, income - property lending, asset - based lending, builder finance, renewable energy, equipment finance) and actively pursuing additional lending platforms » Entered into and continue to target new markets with team lift - outs » Continuous emphasis on and enhancement of Mortgage product offerings to drive loan and revenue growth » Acquisitions that fit our footprint and culture and deliver desired financial returns

AWARDS AND RECOGNITION ucbi.com | 18

Who We Are Focused on High - Growth MSAs in Southeast ucbi.com | 19 Fastest Growing Southeast MSAs (1) 2019 - 2024 Proj . Population Growth 2019 Population 2024 Proj . Median Household Income 1. Myrtle Beach, SC 9.66% 485,770 $55,203 2. Cape Coral, FL 8.46% 757,170 $62,988 3. Orlando, FL 8.13% 2,589,416 $65,275 4. Charleston, SC 8.11% 799,117 $70,920 5. Raleigh, NC 8.02% 1,366,959 $85,734 6. Naples, FL 7.86% 381,728 $73,715 7. Lakeland, FL 7.55% 705,037 $54,996 8. North Port, FL 7.53% 825,378 $66,059 9. Charlotte, NC 7.29% 2,591,118 $73,487 10. Jacksonville, FL 6.92% 1,549,094 $67,247 17. Atlanta, GA 6.52% 6,017,552 $77,092 19. Greenville, SC 6.18% 912,621 $62,654 20. Savannah, GA 6.15% 395,004 $68,589 23. Spartanburg, SC 5.93% 340,535 $55,507 10.8% 8.8% UCBI US ’19 – ’24 Proj . Household Income Growth 5.2% 3.6% UCBI US ’19 – ’24 Proj . Population Growth Strong Demographic Profile (2) $57,412 $63,174 UCBI US Median Household Income UCBI MSA Presence (Branch and or LPO) Note: 1) Includes MSAs with a population of greater than 300,000 2) Weighted by State deposits

New Loans Funded and Advances [(1)]

$ in millions

New Loans Funded and Advances



$665.7
$868.3
$782.3
1Q18
4Q18
1Q19

New Loans Funded and Advances
by Category

	1Q19	4Q18	1Q18	Variance-Incr(Decr) 4Q18	Variance-Incr(Decr) 1Q18
Commercial & Industrial	$ 281.9	$ 351.6	$ 220.7	$ (69.7)	$ 61.2
Owner-Occupied CRE	70.7	80.8	67.1	(10.1)	3.6
Income-Producing CRE	108.8	103.1	70.2	5.7	38.6
Commercial Constr.	165.6	161.5	145.6	4.1	20.0
Total Commercial	627.0	697.0	503.6	(70.0)	123.4
Residential Mortgage	30.0	32.9	38.3	(2.9)	(8.3)
Residential HELOC	51.8	56.0	53.6	(4.2)	(1.8)
Residential Construction	57.4	66.3	54.4	(8.9)	3.0
Consumer	16.1	16.1	15.8	-	0.3
Total	$ 782.3	$ 868.3	$ 665.7	$ (86.0)	$ 116.6

New Loans Funded and Advances
by Region

	1Q19	4Q18	1Q18	Variance-Incr(Decr) 4Q18	Variance-Incr(Decr) 1Q18
Atlanta	$ 136.9	$ 145.0	$ 121.1	$ (8.1)	$ 15.8
Coastal Georgia	54.1	27.1	39.3	27.0	14.8
North Georgia	62.2	60.2	60.2	2.0	2.0
North Carolina	80.6	77.0	35.9	3.6	44.7
Tennessee	17.8	53.9	28.8	(36.1)	(11.0)
Gainesville	17.8	28.0	10.9	(10.2)	6.9
South Carolina	121.6	159.3	131.4	(37.7)	(9.8)
Total Community Banks	491.0	550.5	427.6	(59.5)	63.4
Asset-based Lending	16.0	25.4	10.8	(9.4)	5.2
Commercial RE	21.5	34.8	33.7	(13.3)	(12.2)
Senior Care	37.3	33.1	36.1	4.2	1.2
Middle Market	24.0	23.6	6.9	0.4	17.1
SBA	37.6	46.7	32.7	(9.1)	4.9
Renewable Energy	0.8	5.6	8.5	(4.8)	(7.7)
Navitas	122.4	124.5	65.3	(2.1)	57.1
Builder Finance	31.7	24.1	44.1	7.6	(12.4)
Total Commercial Banking Solutions	291.3	317.8	238.1	(26.5)	53.2
Total	$ 782.3	$ 868.3	$ 665.7	$ (86.0)	$ 116.6

1) Represents new loans funded and net loan advances (net of payments on lines of credit)

United Community Banks, Inc.
ucbi.com | 20

Commercial RE Diversification – 3/31/2019

Commercial Construction
in millions

	Committed		Outstanding	
Assisted Living/Nursing Home/Rehab Cntr	$ 326	22.7 %	$ 169	19.5 %
Multi-Residential Properties	236	16.5	97	11.2
Residential Construction in Process: SPEC	133	9.3	81	9.4
Office Buildings	92	6.4	68	7.8
Hotels Motels	82	5.7	54	6.2
Retail Building	72	5.0	39	4.5
Residential Construction in Process: PRESOLD	66	4.6	42	4.9
Other Properties	60	4.2	40	4.6
Residential Land Development - Lots Already Developed in Hands of Builders	59	4.1	54	6.2
Vacant (Improved)	52	3.6	45	5.3
Residential Land Development - Subdivisions in Process	42	2.9	29	3.4
Warehouse	41	2.8	35	4.0
Raw Land - Vacant (Unimproved)	40	2.8	34	3.9
Self Storage	30	2.1	12	1.4
Mfg Facility	23	1.6	9	1.0
Restaurants /Franchise Fast Food / Franchise Other	17	1.2	12	1.3
Residential Raw Land in the Hands of Builders/Developers	14	1.0	13	1.5
Commercial Land Development	9	0.6	9	1.1
Churches	8	0.6	8	0.9
Negative Pledge	8	0.6	0	0.0
All Other	25	1.7	16	1.9
Total Commercial Construction	**$ 1,435**	**100 %**	**$ 866**	**100 %**

Committed Average Loan Size
(in thousands)

- Commercial Construction $683
- Commercial RE:
  - Composite CRE 470
  - Owner-Occupied 391
  - Income-Producing 573

Commercial Real Estate – Income Producing
in millions

	Committed		Outstanding	
Office Buildings	$ 457	23.2 %	$ 416	22.2 %
Retail Building	347	17.6	329	17.6
Assisted Living/Nursing Home/Rehab Cntr	217	11.0	209	11.2
Investor Residential	187	9.5	182	9.7
Hotels Motels	182	9.3	177	9.5
Warehouse	175	8.9	170	9.1
Multi-Residential Properties	123	6.3	114	6.1
Other Properties	80	4.1	78	4.2
Self Storage	61	3.1	59	3.2
Restaurants /Franchise Fast Food / Franchise Other	52	2.7	50	2.7
Mfg Facility	25	1.3	25	1.4
Convenience Stores	21	1.1	20	1.1
Leasehold Property	15	0.8	15	0.8
Automotive Service	8	0.4	8	0.4
Mobile Home Parks	7	0.3	6	0.3
Automotive Dealership	4	0.2	4	0.2
All Other	5	0.2	5	0.3
Total Commercial Real Estate - Income Producing	**$1,966**	**100 %**	**$ 1,867**	**100 %**

Outstanding Average Loan Size
(in thousands)

- Commercial Construction $413
- Commercial RE:
  - Composite CRE 443
  - Owner-Occupied 365
  - Income-Producing 544

United Community Banks, Inc.

ucbi.com | 21

Strong Credit Culture ucbi.com | 22 BUILT TO OUTPERFORM IN THE NEXT CYCLE 1 . Process Change » In 2014, centralized and streamlined consumer underwriting and related functions » Significantly strengthened commercial process for approvals and monitoring 2. Add Significant Talent » CEO with deep knowledge and experience in credit » 2015 Rob Edwards brought in to lead team (BB&T, TD Bank) » Senior credit risk team now has large bank credit risk experience 3. Concentration Management: Size » In house project lending limit of $20 mm, legal lending limit of $332 mm » Relationship limit of $ 35 mm » $133 mm of SNC’s outstanding, $190 mm committed » Top 25 relationships = $628 mm, 7.4 % of total loans 4. Concentration Management: Geography » Four state franchise with mix of metro and rural markets 5. Concentration Management: Product » Construction/CRE ratio = 78%/203% » C&D > 30% in cycle, now 13.6% » Land in C&D $244 mm and shrinking » Navitas 7.14% of loans » Granular product concentration limits

Non - GAAP Reconciliation Tables ucbi.com | 23 $ in thousands, except per share data 1) Merger - related and other charges for 1Q19, 4Q18, 3Q18, 2Q18 and 1Q18 include $193 thousand, $269 thousand, $478 thousand, $593 thousand and $ 593 thousand, respectively, of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets are being amortized over 12 to 24 months. 1Q18 2Q18 3Q18 4Q18 1Q19 (1) (1) (1) (1) (1) Net Income Net income - GAAP 37,658$ 39,634$ 43,682$ 45,137$ 44,262$ Merger-related and other charges 2,646 2,873 592 1,234 739 Tax benefit on merger-related and other charges (628) (121) (141) (604) (172) Net income - Operating 39,676$ 42,386$ 44,133$ 45,767$ 44,829$ Diluted Earnings per share Diluted earnings per share - GAAP 0.47$ 0.49$ 0.54$ 0.56$ 0.55$ Merger-related and other charges 0.03 0.04 0.01 0.01 0.01 Diluted earnings per share - Operating 0.50 0.53 0.55 0.57 0.56 Return on Assets Return on assets - GAAP 1.26% 1.30% 1.41% 1.43% 1.44 % Merger-related and other charges 0.07 0.09 0.01 0.02 0.01 Return on assets - Operating 1.33% 1.39% 1.42% 1.45% 1.45 % Book Value per share Book Value per share - GAAP 17.02$ 17.29$ 17.56$ 18.24$ 18.93$ Effect of goodwill and other intangibles (4.06) (4.04) (4.02) (4.00) (4.00) Tangible book value per share 12.96$ 13.25$ 13.54$ 14.24$ 14.93$

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	1Q18 (1)	2Q18 (1)	3Q18 (1)	4Q18 (1)	1Q19 (1)
Return on Tangible Common Equity					
Return on common equity - GAAP	11.11 %	11.20 %	11.96 %	12.08 %	11.85 %
Effect of merger-related and other charges	0.60	0.77	0.13	0.17	0.15
Return on common equity - Operating	11.71	11.97	12.09	12.25	12.00
Effect of goodwill and intangibles	3.55	3.82	3.72	3.63	3.46
Return on tangible common equity - Operating	15.26 %	15.79 %	15.81 %	15.88 %	15.46 %
Expenses					
Expenses - GAAP	$ 73,475	$ 76,850	$ 77,718	$ 78,242	$ 76,084
Merger-related and other charges	(2,646)	(2,873)	(592)	(1,234)	(739)
Expenses - Operating	$ 70,829	$ 73,977	$ 77,126	$ 77,008	$ 75,345
Efficiency Ratio					
Efficiency Ratio - GAAP	57.83 %	57.94 %	56.82 %	56.73 %	55.32 %
Merger-related and other charges	(2.08)	(2.17)	(0.43)	(0.90)	(0.54)
Efficiency Ratio - Operating	55.75 %	55.77 %	56.39 %	55.83 %	54.78 %

1) Merger-related and other charges for 1Q19, 4Q18, 3Q18, 2Q18 and 1Q18 include $193 thousand, $269 thousand, $478 thousand, $593 thousand and $593 thousand, respectively, of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets are being amortized over 12 to 24 months.

United COMMUNITY BANKS, INC.
ucbi.com | 24